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                                                                    EXHIBIT 23.3
                                HALE AND DORR LLP
                               Counsellors At Law
                  60 State Street, Boston, Massachusetts 02109
                       TEL 617-526-6000 * FAX 617-526-5000



                                              April 3, 2000



FloNetwork Inc.
260 King Street East
Toronto, Ontario, Canada M5A 1K3


         Re:      REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

         We hereby consent to the use of our name in the Registration Statement on Form F-1 (the "Registration Statement") and in the related Prospectus under the caption "Legal Matters," and to the filing of this consent with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.



                                                  Very truly yours,

                                                  /s/ Hale and Dorr LLP

                                                  HALE AND DORR LLP